                                                             Exhibit 3.18

                           ARTICLES OF INCORPORATION OF
                            CUMULUS BROADCASTING, INC.

                                    ARTICLE I

                                      NAME

     The name of the corporation is:  CUMULUS BROADCASTING, INC.

                                    ARTICLE II

                           RESIDENT AGENT AND ADDRESS

    The name of the resident agent and the agent's street address where process may be served upon the corporation are:


     NAME                          ADDRESS
     ----                          -------
     Kolesar & Leatham, Chtd.      3320 West Sahara Avenue
                                   Suite 380
                                   Las Vegas, Nevada  89102


                                   ARTICLE III

                                      STOCK

     The corporation is authorized to issue 1,000 shares of "no par" common stock.


                                    ARTICLE IV

                                 GOVERNING BOARD

     Members of the governing board shall be styled Directors. The initial number of Directors is three (3). Hereafter the number of directors shall be determined according to the bylaws. The names and addresses of the initial Directors are as follows:


     NAME                          ADDRESS
     ----                          -------
     Richard W. Weening            7141 N. Highway 83
                                         Hartland, WI  53029

     Lew Dickey                    2870 Pharr Court South N.W
                                   Apt. 906
                                   Atlanta, GA  30305

     William Bungeroth             1216 Scott Street
                                   Winnetka, IL  60093

                                    ARTICLE V

                                  INCORPORATOR

     The name and address of the incorporator signing these Articles of Incorporation are:

     NAME                          ADDRESS
     ----                          -------
     Robert J. Kolesar             3320 West Sahara Avenue
                                   Suite 380
                                   Las Vegas, Nevada  89102

                                    ARTICLE VI

                             LIMITATION OF LIABILITY

     No Director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or officer involving any act or omission of any such Director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article shall be prospective only and shall not adversely affect any limitation on the personal liability of a Director or officer of the corporation for acts or omissions prior to such repeal or modification.









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

     IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this ____ day of June, 1997.



                                  -------------------------------
                                  Robert J. Kolesar


STATE OF NEVADA     )
               )  ss.
COUNTY OF CLARK     )

     On ____________________, 1997, personally appeared before me, a Notary Public, ROBERT J. KOLESAR, who acknowledged to me that he executed the foregoing Articles of Incorporation for CUMULUS BROADCASTING, INC.






                                  -------------------------------
                                  Notary Public













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